                                  EXHIBIT 99.1


                                    [LOGO]

                                 WESTERN BANCORP

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PRESS RELEASE
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Western Bancorp (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts:         Matthew P. Wagner                  Arnold C. Hahn
                  President &                        Chief Financial Officer
                  Chief Executive Officer
Phone:            310/477-2402 x 134                          949/863-2351
Fax:              310/231-0321                                949/757-5844



FOR IMMEDIATE RELEASE

  WESTERN BANCORP ANNOUNCES FIRST QUARTER 1999 EARNINGS

April 15, 1999

Newport Beach, California . . . Western Bancorp ("Western") today announced it had consolidated net income for the quarter ended March 31, 1999 of $9,020,000 or $0.43 per diluted share. This compares with consolidated net income of $7,949,000 or $0.41 per diluted share, for the quarter ended March 31, 1998. On an operating basis, before the amortization of goodwill, consolidated net income for the three month periods was $11,746,000 and $10,022,000 in 1999 and 1998, respectively, or $0.55 and $0.52 per diluted share, respectively.

As Santa Monica Bank was acquired on January 27, 1998 using the purchase method of accounting, operating results are included only since February of the 1998 period.


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

During the first quarter of 1999, the Western Board of Directors also approved a quarterly dividend of $0.225 per common share which was paid on March 26, 1999 to shareholders of record on March 5, 1999.

Western's operating return on average tangible assets was 2.01% in the first quarter of 1999 versus 1.83% in the first quarter of 1998 and 1.88% in the fourth quarter of 1998.

Matthew P. Wagner, President and Chief Executive Officer of Western, stated, "We continue to make progress towards our goal of making Western Bancorp one of the premier banks in California. Much was accomplished in the first quarter of 1999 including:"

     - On December 30, 1998, Western consummated the acquisition of PNB Financial Group ("PNB") through the merger of PNB with and into Western. The merger was accounted for as a pooling-of-interests. At the end of February, Pacific National Bank was merged into Southern California Bank both legally and operationally.
     - As a result of the integration of Bank of Los Angeles at the end of last year, our operating efficiency ratio improved from 55.0% in the fourth quarter of 1998 to 52.8% in the first quarter of 1999. With the integration of Pacific National Bank, we expect continued improvement in the remainder of the year.
     - Loans held for investment grew approximately 1% in the first quarter, even after substantial pay offs.
     - Business at PNB Mortgage, a division of Southern California Bank, remained strong in the quarter with originations of approximately
          $386 million.
     - Key credit quality indicators continued to improve during the first quarter of 1999. (See the credit discussion later in this document.)
     - The trust business at Santa Monica Bank remains strong with approximately $784 million in assets under administration.
     - Capital ratios remain strong with tangible capital at 9.06% as of March 31, 1999."

As of March 31, 1999, Western had approximately $2.5 billion in assets in its two wholly-owned subsidiaries: Southern California Bank and Santa Monica Bank. Southern California Bank serves southern Los Angeles, Orange and San Diego Counties with fifteen branches and with its specialized escrow services and asset based lending. In addition, PNB Mortgage, a division of Southern California Bank, is a residential mortgage origination business with offices in Irvine, Santa Ana, Dublin and San Diego, in California and offices in Arizona, Washington and Hawaii. PNB Mortgage sells substantially all of its mortgage loans in the secondary market with servicing released and therefore does not have servicing assets. Santa Monica Bank serves its clients in Santa Monica, Westwood, Malibu, Marina del Rey, Beverly Hills, Century City, Encino, Culver City, West Hollywood, and Glendale with sixteen branches and its specialized trust and investment management services.


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

                                        WESTERN BANCORP
                              UNAUDITED CONDENSED BALANCE SHEETS

                                                     March 31,                    December 31,
                                                       1999                           1998
                                                  ----------------               ---------------
                                                      (In thousands, except per share data)
ASSETS:
Cash and due from banks                            $      109,249                 $     131,787
Federal funds sold                                        108,393                        92,752
                                                  ----------------               ---------------
    TOTAL CASH AND CASH EQUIVALENTS                       217,642                       224,539
FRB and FHLB stock                                          9,870                         9,760
Securities:
  Securities available for sale                           295,178                       355,324
                                                  ----------------               ---------------
     TOTAL SECURITIES                                     305,048                       365,084
Loans and leases held for investment, net               1,652,330                     1,642,211
Loans and leases available for sale, net                   99,157                       130,255
Premises and equipment                                     32,940                        33,536
Other real estate owned                                     4,140                         4,361
Goodwill                                                  142,776                       145,514
Other assets                                               42,204                        40,380
                                                  ----------------               ---------------
     TOTAL ASSETS                                  $    2,496,237                 $   2,585,880
                                                  ----------------               ---------------
                                                  ----------------               ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Non-interest bearing deposits                      $      804,438                 $     868,965
Interest bearing deposits                               1,279,509                     1,303,304
                                                  ----------------               ---------------
     TOTAL DEPOSITS                                     2,083,947                     2,172,269
Borrowings                                                 24,079                        23,722
Accrued interest payable and other liabilities             33,221                        37,814
                                                  ----------------               ---------------
     TOTAL LIABILITIES                                  2,141,247                     2,233,805

SHAREHOLDERS' EQUITY:
Preferred stock                                                 -                             -
Common stock                                              322,884                       322,566
Retained earnings                                          33,172                        28,856
Accumulated other comprehensive income -
    unrealized net gains (losses) on securities
    available for sale, net of tax                         (1,066)                           653
                                                  ----------------               ---------------
     TOTAL SHAREHOLDERS' EQUITY                           354,990                       352,075
                                                  ----------------               ---------------


      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $    2,496,237                 $   2,585,880
                                                  ----------------               ---------------
                                                  ----------------               ---------------


Number of common shares outstanding                      20,903.8                      20,858.5
Common shareholders' equity per share              $        16.98                 $       16.88
Tangible common shareholders' equity per share     $        10.15                 $        9.90

 Tangible capital ratio                                      9.06%                         8.44%



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

                                WESTERN BANCORP
                   UNAUDITED CONDENSED INCOME STATEMENTS (A)


                                                          Three Months Ended
                                                              March 31,
                                                       -------------------------
                                                          1999         1998
                                                       ------------ ------------
                                                 (In thousands, except per share data)
INTEREST INCOME:
     Interest and fees on loans and leases               $  38,306    $  35,149
     Interest on investment securities                       3,649        4,701
     Interest on federal funds sold                          1,609        2,766
                                                       ------------ ------------
        TOTAL INTEREST INCOME                               43,564       42,616

INTEREST EXPENSE:
     Interest expense on deposits                           10,002       11,205
     Interest expense on borrowed funds                        330          447
                                                       ------------ ------------
        TOTAL INTEREST EXPENSE                              10,332       11,652
                                                       ------------ ------------
NET INTEREST INCOME:                                        33,232       30,964
     Less:  provision for loan and lease losses                675          300
                                                       ------------ ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
LEASE LOSSES                                                32,557       30,664

NON-INTEREST INCOME:
     Service charges and fees on deposit accounts            2,445        2,434
     Trust fees                                              1,095          637
     Escrow fees
     Mortgage related fees and commissions                   1,636        2,231
     Other fees and charges                                  1,063          741
     Gain on sale of loans                                   3,533        3,233
     Net securities gains                                        -          124
     Other income                                              299           95
                                                       ------------ ------------
        TOTAL NON-INTEREST INCOME                           10,881        9,159

NON-INTEREST EXPENSE:
     Salaries and benefits                                  14,252       13,333
     Occupancy, furniture and equipment                      3,318        3,529
     Advertising and business development                      465          429
     Other real estate owned                                  (368)          198
     Professional services                                     760        1,283
     Telephone, stationery and supplies                      1,387        1,043
     Goodwill amortization                                   2,726        2,073
     Data processing                                           560          558
     Customer services cost                                    877          717
     Other                                                   2,053        1,935
                                                       ------------ ------------
        TOTAL NON-INTEREST EXPENSE                          26,030       25,098
                                                       ------------ ------------
     Income before income taxes                             17,408       14,725
     Income taxes                                            8,388        6,776
                                                       ------------ ------------
        NET INCOME                                        $  9,020     $  7,949
                                                       ------------ ------------
                                                       ------------ ------------

        TOTAL COMPREHENSIVE INCOME                        $  7,301     $  8,023
                                                       ------------ ------------
                                                       ------------ ------------

     Weighted average common shares outstanding:
        Basic                                             20,888.6     18,568.6
        Diluted                                           21,167.6     19,232.6

     Net income (loss) per share:
        Basic                                             $   0.43     $   0.43
        Diluted                                           $   0.43     $   0.41


a) Santa Monica Bank was acquired on January 27, 1998. Accordingly, Santa Monica Bank's operating results are included only since February of the 1998 period. Due to the relatively large size of the acquisition of Santa Monica Bank, any comparison of data for the period ended March 31, 1998 to data for the current period may not be meaningful.


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


                                                               Three Months Ended
                                                                    March 31,
                                                            -------------------------
                                                               1999         1998
                                                            ------------ ------------
PER SHARE INFORMATION:
    Number of shares (weighted average, in thousands)         20,888.6     18,568.6
    Diluted shares (weighted average, in thousands)           21,167.6     19,232.6
    Basic income per share                                    $   0.43     $   0.43
    Diluted income per share                                  $   0.43     $   0.41

    BEFORE GOODWILL AMORTIZATION
    Basic income per share                                    $   0.56     $   0.54
    Diluted income per share                                  $   0.55     $   0.52


PROFITABILITY MEASURES:
    Return on average assets                                      1.46%        1.38%
    Return on average equity                                      10.2%        11.3%

    BEFORE GOODWILL AMORTIZATION
    Return on average tangible assets                             2.01%        1.83%
    Return on average equity                                      13.3%        14.2%
    Efficiency ratio                                              52.8%        57.4%


ADJUSTMENTS TO NET INCOME (IN THOUSANDS):
    Net income                                                 $  9,020     $  7,949
    Goodwill amortization                                         2,726        2,073
                                                            ------------ ------------
        ADJUSTED NET INCOME                                   $  11,746    $  10,022
                                                            ------------ ------------
                                                            ------------ ------------

REVENUES (IN THOUSANDS):
    Net interest income                                       $  33,232    $  30,964
    Non-interest income                                          10,881        9,159
                                                            ------------ ------------
        REVENUES                                              $  44,113    $  40,123
                                                            ------------ ------------
                                                            ------------ ------------

ADJUSTMENTS TO EXPENSES (IN THOUSANDS):
    Non-interest expense                                      $  26,030    $  25,098
    Goodwill amortization                                        (2,726)      (2,073)
                                                            ------------ ------------
        ADJUSTED EXPENSES                                     $  23,304    $  23,025
                                                            ------------ ------------
                                                            ------------ ------------


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

                                                                                    Three Months Ended
                                                                                         March 31,
                                                                           ----------------------------------------
                                                                                1999                      1998
                                                                           --------------           ---------------
AVERAGE BALANCE SHEETS
(In thousands)

AVERAGE ASSETS:

  Loans and leases, net of deferred fees and costs                         $  1,673,054              $  1,389,332
  Mortgage loans held for sale                                                  104,941                    90,295
  Investments                                                                   255,851                   331,842
  Federal funds sold                                                            151,755                   203,146
                                                                           --------------           ---------------
    AVERAGE EARNING ASSETS                                                    2,185,601                 2,014,615
  Goodwill                                                                      143,976                   113,819
  Other assets (including the allowance for loan and lease loss)                182,710                   211,430
                                                                           --------------           ---------------
    AVERAGE TOTAL ASSETS                                                   $  2,512,287              $  2,339,864
                                                                           --------------           ---------------
                                                                           --------------           ---------------

AVERAGE LIABILITIES AND SHAREHOLDERS' EQUITY:

  Noninterest bearing deposits                                               $  786,041                $  715,851
  Interest bearing deposits                                                   1,297,477                 1,283,105
                                                                           --------------           ---------------
    AVERAGE DEPOSITS                                                          2,083,518                 1,998,956

  Other interest bearing liabilities                                             37,395                    27,919
  Other liabilities                                                              33,281                    27,348
                                                                           --------------           ---------------
    AVERAGE LIABILITIES                                                       2,154,194                 2,054,223

                                                                           --------------           ---------------
  Shareholders' equity                                                          358,093                   285,641

                                                                           --------------           ---------------
    AVERAGE LIABILITIES AND SHAREHOLDERS' EQUITY                           $  2,512,287              $  2,339,864
                                                                           --------------           ---------------
                                                                           --------------           ---------------

YIELD ANALYSIS:

(Dollars in millions)

 Average earning assets                                                    $    2,195.4                $  2,014.6
   Yield                                                                          8.08%                     8.58%

 Average interest bearing deposits                                         $    1,297.5                $  1,283.1
   Cost                                                                           3.13%                     3.54%

 Average deposits                                                          $    2,083.5                $  1,999.0
   Cost                                                                           1.95%                     2.27%

 Average interest bearing liabilities                                      $    1,344.7                $  1,311.0
   Cost                                                                           3.14%                     3.60%

 Interest spread                                                                  4.94%                     4.98%
 Net interest margin                                                              6.17%                     6.23%



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CREDIT QUALITY MEASURES
(Dollars in thousands)

                                                                                      QUARTER ENDED
                                                    -----------------------------------------------------------------------------
                                                      31-MAR         31-DEC       30-SEP        30-JUN       31-MAR       31-DEC
                                                       1999           1998         1998          1998         1998         1997
                                                    ---------    ----------    ----------    ----------    ----------    ---------
 Loans past due 90 days or more and still accruing   $    250    $    1,007    $      937    $    3,389    $    1,285    $     363

 Nonaccrual loans and leases                           15,474        14,929        16,099        17,332        15,441       12,990
 Other real estate owned                                4,140         4,361         6,010         7,584        10,525        8,212
                                                    ---------    ----------    ----------    ----------    ----------    ---------
     NONPERFORMING ASSETS                              19,614        19,290        22,109        24,916        25,966       21,202

 Impaired loans gross                                  25,236        23,874        16,353        20,416        22,083       20,347
 Allocated reserves                                     3,883         3,254         1,515         2,886         1,363        1,418
                                                    ---------    ----------    ----------    ----------    ----------    ---------
      NET INVESTMENT IN IMPAIRED LOANS                 21,353        20,620        14,838        17,530        20,720       18,929

 Charge-offs                                              693         1,243         4,488           827           653        1,641
 Recoveries                                             1,734         2,062           580           350           709          684
                                                    ---------    ----------    ----------    ----------    ----------    ---------
      NET CHARGE-OFFS (RECOVERIES)                    (1,041)         (819)         3,908           477          (56)          957


 Allowance for loan and lease losses ("ALLL")          28,459        26,743        25,624        29,157        29,284       20,271
 Loans and leases, net of deferred fees
     and costs (1)                                  1,680,789     1,668,953     1,604,474     1,554,796     1,520,065    1,141,192
 Average loans and leases for the quarter,
     net of deferred fees and costs                 1,673,054     1,609,542     1,571,254     1,536,087     1,389,332    1,097,521
 ALLL to loans and leases                               1.69%         1.60%         1.60%         1.88%         1.93%        1.78%
 ALLL to nonaccrual loans and leases                   183.9%        179.1%        159.2%        168.2%        189.7%       156.1%
 ALLL to nonperforming assets                          145.1%        138.6%        115.9%        117.0%        112.8%        95.6%
 Nonperforming assets to loans, leases
     and OREO                                           1.16%         1.15%         1.37%         1.59%         1.70%        1.84%
 Annualized net charge-offs (recoveries)
     to average loans and leases                      (0.25%)       (0.20%)         0.99%         0.12%       (0.02%)        0.35%
 Full year net charge-offs to average
     loans and leases                                                 0.23%                                                  0.46%
 Average loans and leases for the year,
     net of deferred fees and costs                               1,527,243                                              1,051,588


(1) Loan and lease totals include only loans held for investment.

        The percentage of allowance for loan and lease losses to loans and leases was 1.69% at March 31, 1999, an increase from 1.60 % at the end of 1998. Nonperforming assets essentially remained steady from the end of 1998 at $19,290,000 or 1.15% of total loans, leases and OREO versus $19,614,000 at March 31, 1999 or 1.16% of total loans, leases and OREO. Western had net recoveries during the first quarter of 1999 of $1,041,000 representing an annualized net recovery rate of 0.25% of average loans. With the provision for loan and lease losses of $675,000 for the first quarter of 1999 and net recoveries, the allowance for loan and lease losses increased $1,716,000 from $26,743,000 at December 31, 1998 to $28,459,000 at March 31, 1999. The allowance as a percentage of nonperforming assets increased to 145.1% at March 31, 1999 from 138.6% at December 31, 1998. Management believes that the allowance for loan and lease losses of $28,459,000 at March 31, 1999, is adequate based on Western's quarterly migration analysis of loan and lease losses, improved economic conditions and continued adherence to established credit policies.


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

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which Western Bancorp and its subsidiaries operate, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating Santa Monica Bank, Western Bank, Southern California Bank, the Bank of Los Angeles and Pacific National Bank.


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